                                                                    EXHIBIT 23.1

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

    We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3) and related Prospectus of SICOR Inc. for the registration of 23,000,000 shares of its common stock and to the use of and incorporation by reference therein of our report dated February 9, 2001, with respect to the consolidated financial statements of SICOR Inc. included in its Annual Report (Form 10-K, as amended by Form 10-K/A) for the year ended December 31, 2000, filed with the Securities and Exchange Commission

                                               ERNST & YOUNG LLP

San Diego, California
August 30, 2001